                                                                  Exhibit 10.21

                                    SUBLEASE

         THIS AGREEMENT made as of the 1st day of April, 2001, by and between SBC SERVICES, INC., a Delaware corporation ("Sublessor") and PRODIGY COMMUNICATIONS L.P., a Delware limited partnership ("Sublessee");

                                   WITNESSETH:

         WHEREAS, Sublessor leases 112,708.5 rentable square feet (shown on the attached EXHIBIT A) of space (the Premises"), comprising the entire building known as River Place Pointe III, 6500 River Place Boulevard, Austin, Texas (the "Building") pursuant to a certain lease dated as of July __, 2000 (the "Lease"), made by and between Investors Life Insurance Company of North America, as landlord ("Landlord") and Sublessor, as tenant, which Lease is attached hereto as EXHIBIT B and made a part hereof; and

         WHEREAS, Sublessee wishes to sublet the entire Premises (sometimes also referred to as the "Sublet Premises") from Sublessor on an "absolutely net" basis;

         WHEREAS, Sublessor wishes to sublet the Sublet Premises to Sublessee on an "absolutely net" basis upon certain terms and conditions;

         NOW, THEREFORE, the parties hereto, for themselves and their respective successors and assigns, in consideration of the Sublet Premises and the covenants hereinafter contained and the sum of TEN DOLLARS ($10.00) to each party paid by the other, the receipt of which is hereby acknowledged, do covenant and agree as follows:

1. Sublessor does hereby sublet to Sublessee the Sublet Premises on the terms and conditions set forth in the Lease and this Sublease on an "absolutely net" basis for the term commencing as of April 1, 2000 and ending on the day immediately prior to the "Expiration Date" of the Lease, as defined in the Lease (the "Sublease Expiration Date") unless sooner terminated under the terms of the Lease or this Sublease. THIS SUBLEASE IS ENTERED INTO ON AN "ABSOLUTELY NET" BASIS SUCH THAT ANY AND ALL COSTS AND EXPENSES INCURRED BY SUBLESSOR IN CONNECTION WITH THE LEASE OR THIS SUBLEASE SHALL BE PAID BY SUBLESSEE UPON DEMAND MADE BY SUBLESSOR.

2. Sublessee covenants and agrees to pay directly to Landlord during the term of this Sublease, commencing on the "Commencement Date" of the Lease, as defined in the Lease: (a) the Annual Base Rent which Sublessor is required to pay to Landlord under the Lease, payable in equal monthly installments not later than ten (10) days prior to each date when Sublessor shall be required under the Lease to pay the same to Landlord; (b) the Annual Additional Rent which Sublessor is required to pay to Landlord under the Lease, payable in equal monthly installments not later than ten (10) days prior to each date when Sublessor shall be required under the Lease to pay the same to Landlord;
(c) as additional rent, such other sums of money as shall become due

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                                                                  Exhibit 10.21

and payable by Sublessor to the Landlord pursuant to the Lease; and (d) all premiums and other sums which Sublessor pays in order to obtain, maintain, substitute or renew the "Bond," as defined in Section 28 of the Lease. Furthermore, Sublessee shall provide Sublessor with written evidence of its payment of amounts required to be paid pursuant to Paragraph 2(a) and (b) hereof simultaneously with payment of such amounts to Landlord.

3. If Sublessee fails to pay the amounts set forth in Section 2(a) and (b) by the dates required by Section 2(a) and (b), then (a) Sublessee shall be in default under this Sublease; (b) Sublessor shall be entitled to pay the same and Sublessee shall reimburse Sublessor on demand for such payment; and (c) Sublessee shall pay Sublessor ten percent (10%) of the overdue payment.

4. The amounts set forth in Paragraph 2(c) and (d) hereof shall be paid to Sublessor at the address set forth in Paragraph 11 of this Sublease, in advance, on the first day of each and every month throughout the term of this Sublease. If Sublessee fails to pay any such amounts within five (5) days after same is due, such unpaid amount shall bear a ten percent (10%) late charge, which will be immediately due and payable. For any partial month, rent shall be prorated.

5. Sublessee shall not have the right to (a) assign or transfer any interest in this Sublease; (b) further sublet the Sublet Premises; nor (c) use the Sublet Premises for any purpose other than as permitted in the Lease. If Sublessee is a corporation, the transfer of in excess of twenty-five percent (25%) of the capital stock or voting rights of Sublessee shall be deemed an assignment of this Sublease.

6. Sublessee shall maintain the insurance required in Paragraph 12(a) of the Lease, provided, however, that all rights and benefits specified for Landlord pursuant to Paragraph 12 shall apply to and inure to the benefit of Landlord and Sublessor, provided, however, that the insurance coverage which Sublessee is required to obtain and maintain pursuant to Paragragh 12(a)(i) of the Lease shall include Sublessor as a NAMED INSURED. Upon the execution of this Sublease, Sublessee shall deliver to Sublessor a certificate of insurance evidencing the required insurance coverage.

7. Sublessor shall in no event be obligated to perform Landlord's obligations under the Lease. Sublessor shall cooperate with Sublessee and use commercially reasonable efforts to enforce the terms, covenants, obligations and conditions on the part of, or to be performed by, Landlord under the Lease, provided however that any reasonable costs actually incurred by Sublessor for such cooperation or efforts shall be paid by the Sublessee.

8. Except for the initial tenant improvement work to be performed by the Landlord, Sublessee agrees to accept the Sublet Premises in "AS IS" condition. Sublessee acknowledges that no other representations, express or implied, with respect to the condition have been made to the Sublessee by the Sublessor.

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                                                                  Exhibit 10.21

9. In the event that Sublessee (a) fails to fulfill any of its obligations under this Sublease; (b) fails to perform any of the Lease obligations; or
(c) shall be adjudged bankrupt or insolvent or shall make an assignment for the benefit of creditors, or if a receiver or trustee of the Sublessee's property shall be appointed and not discharged within six (6) months, such occurrence shall be an event of default and Sublessor shall have any and all rights and remedies available to it at law and equity, including the rights and remedies of Landlord described in the Lease.

10. Sublessee shall indemnify Sublessor and save Sublessor harmless from and against any and all claims, liability, and expense for loss or damage, including indirect, special or consequential damages, suffered by Sublessor because of (i) the negligence or willful misconduct of Sublessee, its agents, contractors, employees, visitors or invitees; (ii) any act or occurrence in the Sublet Premises, unless caused solely by the negligence or willful misconduct of Sublessor, its agents, contractors, employees, visitors or invitees; (iii) breach of this Sublease by Sublessee, its agents, contractors, employees, visitors or invitees; or (iv) the holding over by Sublessee after the expiration of the term of this Sublease. Sublessee's obligations under this Paragraph 10 shall survive the termination of the Sublease.

11. Any notice, approval, request, consent, bill, statement or other communication required or permitted to be given, rendered or made by either party hereto, shall be in writing and shall be sent to the parties hereto by certified United States mail, postage prepaid, return receipt requested, or by nationally recognized overnight courier providing evidence of delivery, at the following addresses:

          Sublessor:    SBC Services, Inc.
                        1010 N. St. Mary's Street - Room 5-U-04
                        San Antonio, Texas 78215
                        Attn: J. Stephen Sundby, Director of
                        Transactions, South West

          With a copy
          to:           Kenneth H. Gitter, Esq.
                        General Attorney - Real Estate
                        SBC Communications, Inc.
                        175 E. Houston
                        San Antonio, Texas 78205

          Sublessee:    Prodigy Communications L.P.
                        6500 River Place Blvd., Bldg. III
                        Austin, TX  78730
                        Attn: Vice President, Human
                        Resources and Administration

          With a copy
          To:           Dan Iannotti, Esq.
                        General Counsel

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

                                                                  Exhibit 10.21

                        Prodigy Communications L.P.
                        6500 River Place Blvd., Bldg. III
                        Austin, TX  78730

12. This Sublease shall, at Landlord's option, be subordinate or superior to the lien of any mortgage covering the Building. Sublessee shall execute promptly any instrument that Landlord may request to confirm that this sublease is superior or subordinate in lien to any mortgage pursuant to the foregoing provisions of this paragraph. In the event of a foreclosure of a mortgage covering the Building, which mortgage is pursuant to the foregoing provisions of this paragraph, prior in lien to this sublease, then notwithstanding such foreclosure, Sublessee shall not disaffirm this sublease or any of its obligations hereunder and at the request of the mortgagee or the purchaser at the foreclosure sale, Sublessee shall attorn to such mortgagee or purchaser and if required, execute a new sublease for the Premises on all the terms and conditions as herein contained, except that the term of such new sublease shall be for the balance of the term of this sublease.

13. Sublessee acknowledges that where consent of Landlord is required under the Lease, Sublessor's consent is also required.

14. The Sublessor, its agents, employees, prospective purchasers, prospective mortgagees and prospective lessees may, from time to time, enter the Sublet Premises during the term of this Sublease.

15. If any term or provision of this sublease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this sublease or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby; and each term and provision of this sublease shall be valid and be enforceable to the fullest extent permitted by law.

16. Each party represents to the other that no broker participated in the negotiations leading to the Sublessee's rental of the Sublet Premises from the Sublessor. Each party agrees to indemnify and hold the other party harmless from and against any claim or demand of any broker or agent who claims that he/she participated with that party in this transaction.

17. Excluding the matters contained herein which will be governed by this Sublease, Sublessee agrees (i) to be bound to both Sublessor and Landlord by the terms and conditions of the Lease, and (ii) to perform all of Sublessor's obligations under the Lease.

         IN WITNESS WHEREOF, the parties have hereto executed this Sublease on the date above written.

WITNESSES:                                 SUBLESSOR:
                                           SBC SERVICES, INC.

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                                                                  Exhibit 10.21

----------------------------
                                           By:
                                                    ----------------------------
                                                    Name:
----------------------------                        Title:
                                                    Date:

                                           SUBLESSEE:
                                           PRODIGY COMMUNICATIONS L.P.

                                           By:      PRODIGY COMMUNICATIONS
                                                    CORPORATION, GENERAL
                                                     PARTNER





                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:
                                             Date:




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

                                                                  Exhibit 10.21

                                    EXHIBIT A

                                   FLOOR PLAN

                                                                  Exhibit 10.21

                                    EXHIBIT B

                                      LEASE